Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

BMO Funds, Inc.:

We consent to the use of our report dated October 24, 2012, with respect to the BMO Aggregate Bond Fund and the BMO TCH Core Plus Bond Fund, each a Fund within BMO Funds, Inc. incorporated herein by reference, and to the references to our Firm under the headings “Independent Accountants”, “Experts” and “Financial Highlights,” in the combined Proxy Statement/Prospectus.

Milwaukee, WI

June 24, 2013